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                                                                    EXHIBIT 21.1


                              List of Subsidiaries


        Name of Subsidiaries              Jurisdiction of Organization
        --------------------              ----------------------------
        PDF Solutions, GmbH                        Germany
         PDF Solutions, KK                          Japan